UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

Commission File Number
001-34581

Kraton Performance Polymers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0411521
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Kraton Performance Polymers, Inc. announced on June 12, 2015 that unforeseen production issues at our Wesseling, Germany, facility and to a lesser extent, a delayed restart following the statutory six-year turnaround at our Berre, France, facility, have resulted in approximately seven kilotons of lost production, which has impacted our ability to fully supply SBS product to our customers in Europe. We expect these issues to result in a decrease in second quarter and full year 2015 Adjusted Gross Profit of approximately $5 million. Based upon our present outlook for our business for the remainder of 2015, our current expectation is that our Adjusted Gross Profit for the full year 2015 remains within the range of $900-$925 per ton that we communicated earlier this year. As of the date of this report, normal operations have resumed at our European manufacturing facilities.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: June 12, 2015	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Chief Financial Officer